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                                                                    EXHIBIT 21.1

                              BOCA RESEARCH, INC.
                                  SUBSIDIARIES

                         NAME                     JURISDICTION OF INCORPORATION
          ----------------------------------    ----------------------------------
          Complete Acquisition Corp.                         Florida
          Boca Research International, Inc.        United States Virgin Islands
          Boca Research Holland B.V.                         Holland
          Boca Research of Delaware, Inc.                    Delaware
          Boca Research (UK) Limited                      United Kingdom
          Boca Research International
            Holdings Ltd.                                   Mauritius